Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
October 25, 2004		Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES
THIRD QUARTER RESULTS

Malvern, PA — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) decreased to $.46 per share for the quarter ended September 30, 2004, from $.49 per share (diluted) for the quarter ended September 30, 2003. For the nine month period ended September 30, 2004, net income per common share (diluted) was $1.35, compared to $1.59 for the same period in 2003.

Funds from operations available to common shareholders (diluted) (“FFO”) for the third quarter of 2004 decreased to $.81 per share from $.85 per share for the third quarter of 2003. FFO per share for the nine month period ended September 30, 2004 was $2.43 per share compared to $2.54 per share for the same period last year. FFO is a non-GAAP financial measure. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.

Third quarter 2004 results include $2.7 million, or approximately $.03 per share, in termination fees.

“Liberty’s performance during the third quarter gives us cause for optimism. We leased a remarkable amount of space, renewed a record percentage of leases, tenant improvements and leasing costs were held in check, same store occupancy increased modestly, we were able to source more than $100 million of acquisitions and we started $33 million in developments,” commented Bill Hankowsky, Liberty’s chief executive officer. “But our optimism is tempered by what we know and what we don’t know about the future. We know that decreases in rental rates are continuing to offset occupancy gains we attain. We know that companies, including our tenants, continue to contract, consolidate, make do with less space and that they are reluctant to hire. What we do not know is when economic factors will shift to our favor. Until they do, significant growth may remain tantalizingly just out of reach. We therefore believe the most likely scenario for 2005 earnings is a very modest increase over 2004.”

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LRY Third Quarter 2004 Results

Real Estate Investments

Development: During the third quarter, Liberty brought into service six development properties totaling 632,000 square feet and representing an investment of $35.5 million. These properties are 100 percent leased, at a yield of 10.6 percent.

Construction commenced on five new developments during the quarter, all of which are for inventory purposes and are not preleased. The properties include two distribution facilities in Greenville, SC totaling 134,400 square feet, a 130,000 square foot distribution facility in Suffolk, Virginia, an 83,200 square foot flex building in the Lehigh Valley, Pennsylvania, and a 77,100 square foot office building at the Navy Yard Corporate Center in Philadelphia. The total investment in these properties is projected to be $33.1 million.

As of quarter end, Liberty had 1.6 million square feet under development, representing a total investment of $146.6 million. These properties were 46.9 percent leased at September 30.

Acquisitions: During the quarter, Liberty acquired eight properties for $103.6 million. These properties contain 1.9 million square feet of leaseable space, are 67.5 percent leased, and have a projected stabilized yield of 8.5 percent. The properties include three distribution facilities in the Lehigh Valley totaling 1.4 million square feet, three industrial properties in Houston, Texas totaling 348,000 square feet, and a 59,000 square foot office building in Richmond, Virginia. Also purchased was a 125,000 square foot distribution facility for the Liberty/COPERA southern New Jersey industrial joint venture portfolio.

Dispositions: During the quarter, Liberty sold three properties containing 169,000 square feet of leaseable space for $6.3 million.

Portfolio Performance

Leasing: At September 30, Liberty’s in-service portfolio of 60.3 million square feet was 91.2 percent occupied, unchanged from the second quarter of 2004. During the quarter, Liberty completed lease transactions totaling over four million square feet of space.

Same Store Performance: Property level operating income for same store properties decreased by 0.7 percent on a cash basis and by 0.3 percent on a straight line basis for the quarter. For the nine month period ended September 30, property level operating income decreased by 0.8 percent both on a cash basis and on a straight line basis.

Dividend

During the quarter, Liberty increased its quarterly dividend by 0.8 percent to $0.61 per share.

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LRY Third Quarter 2004 Results

Financing and Balance Sheet Management

During the quarter, Liberty issued $200 million of ten year 5.65 percent senior unsecured notes. The proceeds from this issuance were used to repay $100 million of 7.1% senior unsecured notes which matured on August 15, 2004, to pay down outstanding borrowings under the company’s unsecured credit facility, for the acquisition of properties and for general corporate purposes.

Liberty also reduced the rate on its $95 million Series B Preferred Units from 9.25% to 7.45%, effective August 31, 2004.

Earnings Outlook

Liberty expects to report funds from operations for 2004 in the range of $3.21-$3.23 per share, and for 2005 in the range of $3.20-$3.35 per share. A reconciliation of FFO to GAAP net income for both 2004 and 2005 is below:

	2004 Range		2005 Range
	Low	High	Low	High
Projected net income per share	$1.77	$1.79	$1.67	$1.79
Depreciation and amortization of unconsolidated joint ventures	0.03	0.03	0.03	0.03
Depreciation and amortization	1.54	1.54	1.56	1.60
Gain on property dispositions	(0.05)	(0.05)	—	--
Minority interest share of addbacks	(0.08)	(0.08)	(0.06)	(0.07)

Projected funds from operations per share	$3.21	$3.23	$3.20	$3.35

About the Company

Liberty Property Trust (NYSE:LRY) is a leading real estate company dedicated to enhancing people’s lives through extraordinary work environments. Liberty’s 60 million square foot portfolio of office and industrial properties offers exceptional locations, flexible design, thoughtful amenities, superior service, and state-of-the-art technology to the Company’s 2,100 tenants. Liberty increases the value of this portfolio through expert property management, marketing and development.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investor section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to eshoemaker@libertyproperty.com.

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LRY Third Quarter 2004 Results

Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 26, 2004, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 1069467. The call can also be accessed live via the Internet on the Investor Relations page of Liberty’s web site at www.libertyproperty.com for one week following the call.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust
Balance Sheet
September 30, 2004
(In thousands, except share amounts)

	September 30, 2004	December 31, 2003
Assets	(Unaudited)
Real estate:
Land and land improvements	$605,394	$564,332
Building and improvements	3,548,695	3,359,996
Less: accumulated depreciation	(668,823)	(586,736)

Operating real estate	3,485,266	3,337,592
Development in progress	82,263	56,869
Land held for development	170,390	162,483

Net real estate	3,737,919	3,556,944
Cash and cash equivalents	21,775	21,809
Restricted cash	21,803	15,292
Accounts receivable	19,688	14,508
Deferred rent receivable	66,278	58,015
Deferred financing and leasing costs, net of accumulated amortization (2004, $100,676; 2003, $89,650)	106,600	98,506
Investment in unconsolidated joint ventures	23,348	19,631
Prepaid expenses and other assets	66,474	49,303

Total assets	$4,063,885	$3,834,008

Liabilities
Mortgage loans	$371,433	$363,866
Unsecured notes	1,455,000	1,355,000
Credit facility	245,100	167,000
Accounts payable	39,165	14,685
Accrued interest	20,573	31,622
Dividend payable	54,230	52,384
Other liabilities	92,755	96,887

Total liabilities	2,278,256	2,081,444

Minority interest	206,693	207,667
Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 191,200,000 shares authorized, 85,314,755 (includes 59,100 in treasury) and 83,071,491 (includes 59,100 in treasury) shares issued and outstanding as of September 30, 2004 and December 31, 2003, respectively	86	83
Additional paid-in capital	1,693,743	1,623,446
Accumulated other comprehensive income	16,759	14,710
Unearned compensation	(7,302)	(3,497)
Distributions in excess of net income	(123,023)	(88,518)
Common shares in treasury, at cost, 59,100 shares as of September 30, 2004 and December 31, 2003	(1,327)	(1,327)

Total shareholders’ equity	1,578,936	1,544,897
Total liabilities & shareholders’ equity	$4,063,885	$3,834,008

Liberty Property Trust
Statement of Operations
September 30, 2004
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Operating Revenue
Rental	$117,519	$114,402	$352,755	$335,694
Operating expense reimbursement	47,748	42,983	137,901	127,234

Total operating revenue	165,267	157,385	490,656	462,928

Operating Expenses
Rental property	33,951	30,429	101,867	90,712
Real estate taxes	17,464	16,287	48,851	46,374
General and administrative	8,549	6,541	25,094	20,748
Depreciation and amortization	34,068	30,639	100,891	90,372

Total operating expenses	94,032	83,896	276,703	248,206

Operating Income	71,235	73,489	213,953	214,722
Other Income/Expense
Interest and other	1,096	1,509	4,237	5,707
Interest	(30,861)	(31,086)	(91,954)	(92,576)

Total other income/expense	(29,765)	(29,577)	(87,717)	(86,869)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	41,470	43,912	126,236	127,853
Gain (loss) on property dispositions	128	(312)	(280)	292
Income taxes	(532)	(526)	(1,379)	(1,587)
Minority interest	(4,360)	(4,957)	(13,480)	(15,202)

Equity in earnings of unconsolidated joint ventures	(143)	440	(673)	1,355

Income from continuing operations	36,563	38,557	110,424	112,711
Discontinued operations net of minority interest (including net gain on property dispositions of $2,166 and $418 for the quarters ended September 30, 2004 and 2003 and $4,263 and $11,668 for the nine month periods ended September 30, 2004 and 2003)	2,916	552	5,082	13,014

Net Income	$39,479	$39,109	$115,506	$125,725

Total basic income per common share	$0.47	$0.50	$1.37	$1.61

Total diluted income per common share	$0.46	$0.49	$1.35	$1.59

Weighted average shares
Basic	84,877	78,949	84,260	77,939

Diluted	86,327	80,317	85,747	79,164

Liberty Property Trust
Statement of Funds From Operations
September 30, 2004
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Nine Months Ended
	September 30, 2004		September 30, 2003		September 30, 2004		September 30, 2003
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$39,479	$0.47	$39,109	$0.50	$115,506	$1.37	$125,725	$1.61

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	567		168		2,011		495
Depreciation and amortization	33,411		30,162		98,897		89,408
Gain on property dispositions	(2,294)		(106)		(3,983)		(11,377)
Minority interest share in addback for depreciation and amortization, and gain on property dispositions	(1,305)		(1,342)		(4,032)		(3,519)

Funds from operations available to common shareholders — basic	$69,858	$0.82	$67,991	$0.86	$208,399	$2.47	$200,732	$2.58

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$39,479	$0.46	$39,109	$0.49	$115,506	$1.35	$125,725	$1.59

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	567		168		2,011		495
Depreciation and amortization	33,411		30,162		98,897		89,408
Gain on property dispositions	(2,294)		(106)		(3,983)		(11,377)
Minority interest excluding preferred unit distributions	1,689		1,843		4,993		5,953

Funds from operations available to common shareholders — diluted	$72,852	$0.81	$71,176	$0.85	$217,424	$2.43	$210,204	$2.54

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	84,877		78,949		84,260		77,939
Dilutive shares for long term compensation plans	1,450		1,368		1,487		1,225

Diluted shares for net income calculations	86,327		80,317		85,747		79,164
Weighted average common units	3,668		3,698		3,679		3,691

Diluted shares for funds from operations calculations	89,995		84,015		89,426		82,855

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.